Exhibit 99.1

Viragen Shifts Development Focus

For Anti-Cancer Products

PLANTATION, FLORIDA – May 4, 2007 – Viragen, Inc. (AMEX: “VRA”; “VRA.U”; “VRA.WS”) today announced that Memorial Sloan-Kettering Cancer Center (MSKCC) and the Company have decided to end their collaboration on VG101, a jointly-owned humanized antibody being developed for the treatment of Stage IV malignant melanoma. Viragen intends to refocus resources on preclinical studies planned for two of Viragen’s anti-cancer product candidates: VG102, a monoclonal antibody that has the potential to target nearly all solid tumors; and VG106, an in-house developed cytokine that has been shown, in preliminary studies, to prevent proliferation of several difficult-to-treat cancers.

“This was a difficult decision, as we greatly value our relationship with Memorial Sloan-Kettering, and hope to work with them again in the future,” stated Viragen’s President and CEO, Mr. Charles A. Rice. “As a small company with limited resources, it is imperative that we invest in developing products that represent the greatest potential value for our stockholders. And while we still believe in the merits of the VG101 antibody for advanced melanoma, VG102 and VG106 may be proven versatile in that they target many kinds of cancers, each potentially representing a multi-billion dollar opportunity. Therefore, we have prioritized new in vitro and in vivo studies for VG102 and VG106, in order to generate the necessary supporting evidence to attract key co-development and/or licensing partnerships.”

Viragen has spent approximately $1.5 million cumulatively in its research collaboration with MSKCC.

About Viragen, Inc.:

With international operations in the U.S., Scotland and Sweden, we are a bio-pharmaceutical company engaged in the research, development, manufacture and commercialization of therapeutic proteins for the treatment of cancers and viral diseases. Our product portfolio includes: Multiferon® (multi-subtype, human alpha interferon) which is uniquely positioned in valuable niche indications, such as high-risk malignant melanoma, and other select cancers and infectious diseases; VG102, a novel monoclonal antibody that binds selectively to an antigen that is significantly over-expressed on nearly all malignant tumors; and VG106, a novel cytokine targeting difficult-to-treat cancers. We are also pioneering the development of The OVA™ System with the renowned Roslin Institute, creators of “Dolly the Sheep”, as a revolutionary manufacturing platform for the large-scale, efficient and economical production of human therapeutic proteins and antibodies, by expressing these products in the egg whites of transgenic hens.

For more information, please visit: http://www.Viragen.com

Viragen, Inc. Corporate Contact:

Douglas Calder, Director of Communications

Phone: (954) 233-8746; Fax: (954) 233-1414

E-mail: dcalder@viragen.com

The foregoing press announcement contains forward-looking statements that can be identified by such terminology such as “believes,” “expects,” “potential,” “plans,” “suggests,” “may,” “should,” “could,” “intends,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. In particular, management’s expectations regarding future research, development and/or commercial results could be affected by, among other things, uncertainties relating to clinical trials and product development; availability of future financing; unexpected regulatory delays or government regulation generally; the success of third-party marketing efforts; our ability to retain third-party distributors; our ability to obtain or maintain patent and other proprietary intellectual property protection; and competition in general. Forward-looking statements speak only as to the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.